UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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ATLANTIC AMERICAN CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2013

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Time, on May 7, 2013, for the following purposes:

(1)	To elect eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 18, 2013, will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET, TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

John G. Sample, Jr.
Senior Vice President, Chief Financial
Officer and Secretary

April 1, 2013
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2013

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the 2013 Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of 1) the election of all of the nominees for director listed under the caption “Election of Directors,” 2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2013, 3) the approval, on an advisory basis, of the compensation of the Company’s executive officers and 4) three years for the frequency of the advisory vote on executive compensation. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about April 1, 2013.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (“Common Stock”) as of March 18, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 21,135,574 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote for up to eight (8) nominees for director, and one vote on each other matter to be acted upon at the Meeting.

VOTING

If you are a shareholder whose shares are held in “street name,” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote its customers’ shares on a routine matter if the customers do not provide voting instructions, these shares are still counted for purposes of establishing a quorum, and will have the effect of a vote “against” the matter. Only the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year is considered a routine matter.

On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against any non-routine matter. Each of the proposals relating to the election of the directors, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation is considered a non-routine matter.

REVOKING A PROXY

Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. As described above, abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instruction from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.

Pursuant to the Georgia Business Corporation Code, directors are elected by a plurality of votes cast (the eight director nominees receiving the highest number of votes cast will be elected as directors). Votes withheld, abstentions and broker non-votes, will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the Meeting, and entitled to vote is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm and the advisory vote on executive compensation.

The advisory vote on the frequency of the advisory vote on executive compensation that receives a plurality (that is, the largest number) of votes cast will be the preference selected by shareholders. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this advisory vote.

EXPENSES OF SOLICITATION

The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview, electronic communication such as email, or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2013.

The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, are also available at www.atlam.com. If you need directions to the 2013 Annual Meeting of Shareholders, please call 404-266-5500.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 is being provided with this proxy statement.

1.	ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect eight Directors to serve until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors, or the Board of Directors may reduce the number of Director nominees.

All of the nominees for election to the Board of Directors are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.

The following sets forth certain information with respect to the eight nominees for Director to be elected at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr.	51	Chairman of the Board, President and Chief Executive Officer
Edward E. Elson	79	Director
Robin R. Howell	48	Director
Samuel E. Hudgins	84	Director
Harriett J. Robinson	82	Director
Scott G. Thompson	68	Director
William H. Whaley, M.D.	73	Director
Dom H. Wyant	86	Director

The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group at any time, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to effectively fulfill its responsibilities.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s significant operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries’ significant independent agents. He has been a Director of the Company since October 1992 and, effective February 24, 2009, assumed the title of Chairman of the Board of Directors. Due to the relative size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level involvement, can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer. He is also a director, and serves as chief executive officer, of Gray Television, Inc. and was previously a director of Triple Crown Media, Inc. from 2005 through December 2009. In addition to being very familiar with our company, Mr. Howell is also a licensed attorney, which experience in that discipline adds a legal perspective to the decisions facing not only our Company but the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of the Company’s majority shareholder and Mrs. Robinson, and is also Mrs. Howell’s husband.

Mr. Elson is the former Ambassador of the United States of America to the Kingdom of Denmark, serving from 1993 through 1998. He has been a Director of the Company since October 1998, and previously served as a Director from 1986 to 1993. Prior to serving as Ambassador, Mr. Elson was a business entrepreneur with activities focused primarily in the retail sales business. Mr. Elson’s perspective as a business entrepreneur provides the Board of Directors with unique perspective with respect to the opportunities, challenges and risk which may exist in a small business environment, similar to that in which the Company operates.

Mrs. Howell has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992. She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a member of the Board of Directors of Premier Bancshares. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has had a number of management and oversight roles in various businesses in which her family maintains an interest since that time. Mrs. Howell is active in the community, serving on the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s experience in board matters and the insurance industry and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company’s profile in the community. Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson and the Company’s majority shareholder.

Mr. Hudgins has been an independent consultant since September 1997 and was a Principal in Percival, Hudgins & Company, LLC, an investment bank, from April 1992 to September 1997. He became a Director in 1986, when he also assumed the role of Chief Executive Officer of the Company. Prior to 1986 Mr. Hudgins was a certified public accountant who spent his career with Arthur Andersen LLP, an independent accounting firm, serving for a period of time as the managing partner of the Atlanta office and the southeastern United States. The combination of Mr. Hudgins’ accounting and financial knowledge and his historical perspective on the Company provides valuable insight and perspective to the Board of Directors. Further, Mr. Hudgins remains actively involved in business and civic organizations in Atlanta providing additional links to the business community.

Mrs. Robinson has been a Director of the Company since 1989. She is also a director of Gray Television, Inc. Mrs. Robinson has been actively involved, to varying degrees, with the various business ventures of her husband, J. Mack Robinson, the majority shareholder of the Company, including serving on the boards of directors of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1967. She has a broad understanding of the insurance business and provides a diverse perspective to the Board of Directors’ deliberations. Mrs. Robinson is recognized as an influential business woman in the community and remains involved in numerous charitable and philanthropic activities which serve to increase exposure for the Company. Mrs. Robinson is the mother of Mrs. Howell and mother-in-law of Mr. Howell.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.

Dr. Whaley, an oncologist, has been a physician in a private oncology group practice for more than the past five years. He has been a Director of the Company since July 1992. Dr. Whaley is a practicing physician and serves as a medical advisor for Bankers Fidelity Life Insurance Company, a subsidiary of the Company. His perspective on medical care, advances in medicine and the relationships between patients and their insurance companies provide thoughtful input with respect to deliberations as it relates to the Company’s accident and health business. Dr. Whaley is a partner, a board member and chairman of the compensation committee of Georgia Cancer Specialists, the largest private oncology group practice in the southeastern United States.

Mr. Wyant is a retired partner of the law firm of Jones Day, which serves as outside counsel to the Company. He was a Partner with that firm from 1989 through 1994, and Of Counsel from 1995 through 1997. He remains actively involved in various civic organizations. Mr. Wyant’s background, as counsel representing the Company and more broadly as an attorney, provides valuable perspective to the Board of Directors in evaluating business opportunities and related risk to the Company. He has been a Director of the Company since 1985.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Board Leadership Structure and Risk Oversight

The Company is a “controlled company” and has historically experienced limited turnover in its senior management and board of directors. The Company has generally operated using a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many other publicly-traded and private companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is best for our Company and our shareholders at this time.

The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. On at least a quarterly basis, the Company’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s key risks, including operational, financial and other risks. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees the risks that may arise through our compensation programs and engages directly with all Board members, as and if necessary.

The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.

Committees of the Board of Directors

As a result of the level of beneficial ownership of our Common Stock by J. Mack Robinson and his affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the listing standards of the NASDAQ Stock Market (the “NASDAQ Rules”). Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are “independent” pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Edward E. Elson, Samuel E. Hudgins and Dom H. Wyant.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee is composed of Messrs. Howell and Hudgins, and Dr. Whaley. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee did not meet during 2012.

The Stock Option and Compensation Committee is composed of Messrs. Elson and Wyant, each of whom are “independent” pursuant to the NASDAQ Rules, and Dr. Whaley. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee met two times during 2012. Due to its status as a “controlled company”, and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions.

The Audit Committee is composed of Messrs. Elson, Hudgins and Wyant. Certain information regarding the functions performed by the Audit Committee and its membership during 2012 is set forth in the following “Report of the Audit Committee.” The Board of Directors has determined that all of the members of the Audit Committee are “independent” for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that two of the members of the Audit Committee, Messrs. Elson and Hudgins, are “audit committee financial experts” as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met four times during 2012.

Due to its status as a “controlled company,” and the related historically small turnover of its members, the Board has not foreseen the need to establish a separate nominating committee or adopt a written charter to govern the director nomination process. The Board of Directors has generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors, at the address and in the manner set forth below for communication with the Board.

Executive sessions of the “independent” members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings; but no less than annually at the first regular Board meeting in each calendar year.

The Board of Directors met five times in 2012. Each of the Directors named above attended at least 75% of the meetings of the Board and its committees of which he or she was a member during 2012. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2012 annual meeting of shareholders, seven of the Company’s directors were in attendance.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2012, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion thereon. During 2012, the Committee reviewed with the independent auditors for the 2012 fiscal year their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants and Rule 2-07 of Regulation S-X. In addition, the Committee has discussed with the Company’s independent auditors for the 2012 fiscal year the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No.1, and considered the compatibility of nonaudit services provided to the Company by BDO USA, LLP, with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors for the 2012 fiscal year the overall scope and plans for the 2012 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing its functions, the Committee acts in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Dom H. Wyant, Chairman
Edward E. Elson
Samuel E. Hudgins

March 26, 2013

2.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. While shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative from BDO is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.

Amounts paid to, or billed by, the Company’s independent registered public accounting firm, during the two most recent fiscal years by category were as follows:

Audit Fees

The Company has paid or expects to pay BDO approximately $325,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2012 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2012. The Company paid BDO $310,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2011 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2011.

Audit - Related Fees

During the fiscal year ended December 31, 2012, the Company engaged BDO to audit the December 31, 2011 financial statements of The Atlantic American Corporation 401(k) Retirement Savings Plan (the “Plan”). Audit-related fees paid to BDO for the Plan audit were $26,000. During the fiscal year ended December 31, 2011, the Company paid BDO $26,000 in audit-related fees for the audit of the December 31, 2010 financial statements of the Plan.

Tax Fees

There were no tax fees paid to BDO in either 2012 or 2011.

All Other Fees

The Company paid BDO $26,300, in the aggregate, for consulting services it rendered related to SEC reporting matters during 2012. There were no other comparable fees paid to BDO in 2011.

The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2012 and 2011 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by Securities and Exchange Commission rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request is consistent with Securities and Exchange Commission rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information regarding our outstanding equity securities as of March 18, 2013 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of the Company’s Directors and executive officers as a group. The address of each such person, and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

	Common Stock(1)			Series D Preferred Stock(1)
Name of Stockholder	Number of Shares		Percent of Class	Number of Shares		Percent of Class

J. Mack Robinson	15,047,934	(2)	71.20%	70,000	(2)	100%
Harriett J. Robinson	9,082,794	(3)	42.97%	-		-
Hilton H. Howell, Jr.	634,200	(4)	3.00%	-		-
Edward E. Elson	24,954		*	-		-
Robin R. Howell	3,994,456	(5)	18.90%	-		-
Samuel E. Hudgins	-		-	-		-
Scott G. Thompson	110,954	(6)	*	-		-
William H. Whaley, M.D.	41,954	(7)	*	-		-
Dom H. Wyant	20,954		*	-		-
John G. Sample, Jr.	64,658	(8)	*	-		-
All directors and executive officers as a group (10 persons)	15,938,888	(9)	75.36%	70,000		100%

*Represents less than one percent.

(1)
All shares of stock are owned “beneficially” as set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D Preferred Stock are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.

(2)
With respect to the Common Stock, includes: 3,756,746 shares owned by Gulf Capital Services, Ltd.; 1,363,809 shares owned by Delta Life Insurance Company; and 300,000 shares owned by Delta Fire & Casualty Insurance Company, all of which are companies controlled by Mr. Robinson. With respect to the Series D Preferred Stock, consists of 70,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company. Also includes all shares held by Mr. Robinson’s wife and their children (see notes 3 and 5 below), but not any shares held by his son-in-law (see note 4 below).

(3)
Includes: 8,042,048 shares held by Mrs. Robinson as trustee for her children; 378,450 shares held by Mrs. Robinson as trustee for her grandchildren; and 6,720 shares owned jointly with her grandson. Does not include any shares owned or otherwise controlled by Mr. Robinson (see note 2 above).

(4)
Includes: 179,326 shares held pursuant to the Company’s 401(k) Plan; 3,200 shares owned directly or indirectly by his wife; 38,000 shares owned by his wife as custodian for their children; and 6,720 shares owned jointly by Mr. Howell’s son and Harriett J. Robinson, as to which he disclaims any beneficial ownership.

(5)
Includes: 3,953,256 shares held in a trust for her benefit over which Harriett J. Robinson serves as trustee; 2,175 shares held in an individual retirement account; and 38,000 shares owned by Mrs. Howell as custodian for her children. Does not include any shares held by Mr. Howell (see note 4 above).

(6)	Includes 15,000 shares subject to presently exercisable options.

(7)	Includes 6,000 shares owned by Dr. Whaley’s spouse as custodian for his daughter.

(8)	Includes 7,158 shares held pursuant to the Company’s 401(k) Plan.

(9)	See notes 2 through 8 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of any class of the Company’s equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all such filings were timely completed during the year ended December 31, 2012. In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION
Summary Compensation Table

There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2012 and 2011 by the: (i) Chairman, President and Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company at December 31, 2012, who are the only executive officers of the Company (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

Hilton H. Howell, Jr.	2012	500,074	450,000(1)	87,250(2)	1,037,324
Chairman of the Board,	2011	500,074	450,000(1)	72,600(3)	1,022,674
President and CEO

John G. Sample, Jr.	2012	423,671	300,000(1)	64,830(4)	788,501
Senior Vice President,	2011	416,655	300,000(1)	64,790(4)	781,445
CFO and Secretary

(1)	Discretionary bonuses as declared by the Compensation Committee based on operating results.

(2)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $68,500.

(3)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $57,000.

(4)	Includes fees paid in cash for serving as a director of subsidiaries of the Company of $36,000.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the named executive officers at December 31, 2012.

Compensation of Directors

The Company’s policy is to pay all members of the Board of Directors $7,500 for each Board meeting attended, whether in person or telephonically, and $1,000 for each committee meeting attended, whether in person or telephonically. In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. The meeting fees are paid in cash. Pursuant to the Company’s 2012 Incentive Plan, all Directors who are not employees or officers of the Company or any of its subsidiaries are entitled to receive stock options to purchase shares of Common Stock and other equity awards. No such awards were granted in 2012.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2012.

Director Summary Compensation Table
Name	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Hilton H. Howell, Jr.	32,500	-0-	(1)	-0-	(1)	32,500	(2)
Edward E. Elson	37,500	-0-		-0-		37,500
Robin R. Howell	27,500	-0-		-0-		27,500	(2)
Samuel E. Hudgins	37,500	-0-		-0-		37,500
Harriett J. Robinson	32,500	-0-		-0-		32,500	(2)
Scott G. Thompson	32,500	-0-	(1)	-0-	(1)	32,500
William H. Whaley, M.D.	34,500	-0-		17,500	(3)	52,000
Dom H. Wyant	39,500	-0-		-0-		39,500

(1)
None other than compensation received as an employee of the Company and reported in the “Summary Compensation Table” above, or, in the case of Mr. Thompson, compensation received as an employee of a subsidiary of the Company.

(2)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”

(3)
The Company has entered into a consulting agreement with Dr. Whaley, pursuant to which Dr. Whaley provides certain medical consulting and advisory services to one of the Company’s subsidiaries. Pursuant to the agreement, Dr. Whaley received $17,500 during 2012 for such services.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 provide shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory stockholder vote is commonly referred to as the “say-on-pay” vote.

The Company’s executive compensation program is designed to retain and motivate highly qualified executive leadership with the talent to support the creation of long-term shareholder value. The Company’s compensation program is structured to recognize current achievement while incentivizing toward longer term goals and objectives. Equity incentives are also awarded to ensure that management’s interests are aligned with those of shareholders.

The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, objectives, policies and practices of the Company. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:

“RESOLVED, that the shareholders of Atlantic American Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.”

Because this vote is advisory, it will not be binding on the Stock Option and Compensation Committee, the Board or the Company. However, it will provide information to our management and Stock Option and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Stock Option and Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2013 and beyond.

4.	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934 also require us to provide shareholders the right to vote, on an advisory (nonbinding) basis, on the frequency with which the Company should provide shareholders an advisory vote on executive compensation, similar to that contained in Proposal 3, at future annual meetings of shareholders. Shareholders may vote for a “say-on-pay” vote to occur every one, every two or every three years, or may abstain from voting.

The Company recommends that a non-binding advisory vote to approve the compensation of its executive officers as described in its annual proxy statements occur every three years.  The Company believes that holding this vote every three years will be the most effective timeframe because it will provide the Board and the Stock Option and Compensation Committee with sufficient time to evaluate the results of a say-on-pay vote, engage with its stockholders following each such vote, if appropriate, to understand any concerns the Company’s shareholders may have, and to implement any changes they deem appropriate in response to the vote results.  In addition, one aspect of the Company’s executive compensation philosophy is the alignment of its executive officers’ long-term interests with those of its shareholders, and a vote every three years will provide shareholders with additional time to evaluate the effectiveness of the Company’s executive compensation philosophy as it relates to Company performance.

Because this vote is advisory, it will not be binding on the Board, the Stock Option and Compensation Committee or the Company. However, we expect the Board to give due consideration to the preference selected by a majority of shareholders when making a determination as to the frequency with which the Company will hold an advisory vote on the frequency of the advisory vote on executive compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life Insurance Company, a corporation in which Mr. Robinson, the Company’s controlling shareholder, owns 54% of the stock, with the remainder being owned by Mrs. Robinson, a member of our Board of Directors, directly and as trustee for her children, including Mrs. Howell, a member of our Board. Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The terms of the lease are believed by management of the Company to be comparable to terms that could be obtained by the Company from unrelated parties for comparable rental property. In each of 2012 and 2011, the Company paid approximately $0.9 million to Delta Life Insurance Company under the terms of the lease.

The Company has outstanding 70,000 shares of its Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), all of which is owned by Delta Life Insurance Company, a corporation controlled by the Robinsons, as described above. The outstanding shares of Series D Preferred Stock have a stated value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the Board of Directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,754,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. As of December 31, 2012 and 2011, the Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $22,556 and $0.5 million, respectively. During 2012, the Company paid $1.0 million in Series D Preferred Stock dividends, which included the accrued 2011 Series D Preferred Stock dividend of $0.5 million. The Company did not pay any cash dividends on the Series D Preferred Stock in 2011.

OTHER BUSINESS

Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than December 4, 2013, in order to be considered for inclusion in the proxy statement for the 2014 annual meeting of shareholders. Any such proposal should be addressed to the Company’s President and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given a notice of a proposal to the Company by February 17, 2014, the persons appointed as proxies for the 2014 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 3 AND FOR“ 3 YEARS” ON PROPOSAL 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS:				2.	TO RATIFY THE APPOINTMENT OF BDO USA, LLP.
			FOR all nominees	WITHHOLD AUTHORITY for			☐ FOR	☐ AGAINST	☐ ABSTAIN
	FOR, except (To withhold authority to vote for			all nominees
any individual nominee, strike a line through
	that nominee's name in the list below)		☐	☐	3.	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION
OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.
	01 Hilton H. Howell, Jr.	04 Samuel E. Hudgins	07 William H. Whaley, M.D.
	02 Edward E. Elson	05 Harriett J. Robinson	08 Dom H. Wyant				☐ FOR	☐ AGAINST	☐ ABSTAIN
	03 Robin R. Howell	06 Scott G. Thompson
					4.	TO VOTE, ON AN ADVISORY BASIS, ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

						☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	☐ ABSTAIN

					5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date:	, 2013
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

VOTE BY INTERNET Q U I C K ★ ★ ★ E A S Y ★ ★ ★ I M M E D I AT E

ATLANTIC AMERICAN CORPORATION

As a shareholder of Atlantic American Corporation, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 P.M., Eastern Time, on May 6, 2013.

Vote Your Proxy on the Internet:		Vote Your Proxy by Mail:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

PROXY

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

Proxy Solicitation on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders to be Held on May 7, 2013

The undersigned hereby appoints Hilton H. Howell, Jr. and John G. Sample, Jr., or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned’s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 9:00 A.M., Eastern Time, on May 7, 2013, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSALS TWO AND THREE AND FOR “THREE YEARS” ON PROPOSAL FOUR. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲